                                                                    Exhibit 99.4

                          Camden National Corporation
                                 KSB Bankcorp, Inc.
             Unaudited Pro Forma Condensed Combining Balance Sheet
                           as of September 30, 1999


                                                                                                                  Pro Forma
                                                                                                                  Camden and
                                                                                            Pro Forma                 KSB
                                                                Camden         KSB         Adjustments             Combined
                                                                ------         ---         -----------             --------
                                                                               (Dollars in thousands)
ASSETS:
Cash, due from banks                                             17,563         2,536         2,609  (7)            22,708
Federal funds sold                                                              5,692             -                  5,692
Securities                                                      199,673        27,205             -                226,878
Loans                                                                         147,554             -                147,554
Reserve for loan losses                                         470,615        (2,138)            -                468,477
Mortgages held for resale                                         1,013         2,193             -                  3,206
Intangible assets                                                 9,443         2,454             -                 11,897
Other assets                                                     27,741         6,064             -                 33,805
                                                              ---------     ---------      --------              ---------
Total Assets                                                    726,048       191,560         2,609                920,217
                                                              =========     =========      ========              =========

LIABILITIES and STOCKHOLDERS' EQUITY:
Deposits:
   Noninterest-bearing                                           70,894        12,804             -                 83,698
   Interest-bearing                                             463,808       128,739             -                592,547
                                                              ---------     ---------      --------              ---------
Total deposits                                                  534,702       141,543             -                676,245
Borrowings from Federal Home Loan Bank                           86,275        29,952             -                116,227
Other borrowed funds                                             33,083         3,089             -                 36,172
Accrued interest and other liabilities                            9,372         2,362         2,130  (4)            13,864
                                                              ---------     ---------      --------              ---------
Total liabilities                                               663,432       176,946         2,130                842,508
                                                              ---------     ---------      --------              ---------

Stockholders' equity:
Common stock                                                      2,436            13         1,469  (6)             3,918
Surplus                                                           1,142         5,172        (1,347) (6)(7)          4,967
Retained earnings                                                72,725         9,914        (2,130) (4)            80,509
Accumulated other comprehensive income                           (3,480)         (183)            -                 (3,663)
Employee Stock Ownership Plan                                         -           (32)            -                    (32)
Bank Recognition and Retention Plan                                   -           (21)            -                    (21)
Treasury stock, at cost                                         (10,207)         (249)        2,487  (6)(7)         (7,969)
                                                              ---------     ---------      --------              ---------
Total stockholders' equity                                       62,616        14,614           479                 77,709
                                                              ---------     ---------      --------              ---------
Total liabilities and stockholders' equity                      726,048       191,560         2,609                920,217
                                                              =========     =========      ========              =========

                          Camden National Corporation
                              KSB Bankcorp, Inc.
               Unaudited Pro Forma Combining Statement of Income
                   for nine months ended September 30, 1999


                                                                                                                      Pro Forma
                                                                    Camden             KSB                             CNC and
                                                                   National          Bankcorp         Pro Forma          KSB
                                                                  Historical        Historical       Adjustments       Combined
                                                                  ----------        ----------       -----------       --------
Interest Income
Interest and fees on loans                                            30,598             9,045                 -         39,643
Interest on securities                                                 8,431             1,405                 -          9,836
Other                                                                  1,681                80                 -          1,761
                                                                  ----------        ----------       -----------     ----------
   Total interest income                                              40,710            10,530                 -         51,240

Interest Expense
Interest on deposits                                                  13,592             3,637                 -         17,229
Interest on other borrowings                                           4,154             1,078                 -          5,232
                                                                  ----------        ----------       -----------     ----------
   Total interest expense                                             17,746             4,715                 -         22,461
                                                                  ----------        ----------       -----------     ----------
   Net interest income                                                22,964             5,815                 -         28,779

Provision for Loan Losses                                              1,465               550                 -          2,015
                                                                  ----------        ----------       -----------     ----------
   Net interest income after provision for loan losses                21,499             5,265                 -         26,764
                                                                  ----------        ----------       -----------     ----------

Other Income
Service charges on deposit accounts                                    1,677               670                 -          2,347
Other service charges and fees                                         1,920                                   -          1,920
Mortgage servicing fees                                                                    200                 -            200
Other income                                                           1,360               125                 -          1,485
                                                                  ----------        ----------       -----------     ----------
   Total other income                                                  4,957               995                 -          5,952
                                                                  ----------        ----------       -----------     ----------
                                                                      26,456             6,260                 -         32,716
                                                                  ----------        ----------       -----------     ----------

Operating Expenses
Salaries and employee benefits                                         7,368             2,142                 -          9,510
Net occupancy                                                                              250                 -            250
Furniture, equipment and data processing                               1,993               620                 -          2,613
Other                                                                  5,422             1,241                 -          6,663
                                                                  ----------        ----------       -----------     ----------
   Total operating expenses                                           14,783             4,253                 -         19,036

   Income before income taxes                                         11,673             2,007                 -         13,680

Income Taxes                                                           3,764               639                 -          4,403
                                                                  ----------        ----------       -----------     ----------

Net Income                                                             7,909             1,368                 -          9,277
                                                                  ==========        ==========       ===========     ==========

Per Share Data
Basic earnings per share                                                1.20              1.09                             1.16
Diluted earnings per share                                              1.19              1.08                             1.15
Weighted average number of share outstanding                       6,602,323         1,254,532                        8,027,471

                       NOTES TO THE UNAUDITED PRO FORMA
                       CONDENSED COMBINING BALANCE SHEET


Note 1.  Basis of Presentation
         ---------------------

     The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

     Under generally accepted accounting principles, the transaction will be accounted for as a pooling of interests and, as such, the assets and liabilities of KSB will be combined with those of Camden at book value. In addition, the statements of income of KSB will be combined with the statements of income of Camden as of the earliest period presented. The unaudited pro forma combining statements of income give effect to the merger as if the merger occurred at the beginning of the earliest period presented. The unaudited pro forma combining balance sheet assumes the merger was consummated on September 30, 1999.

Note 2.  Accounting Policies and Financial Statement Classifications
         -----------------------------------------------------------

     The accounting policies of both companies are in the process of being reviewed for consistency. As a result of this review, certain conforming accounting adjustments may be necessary. The nature and extent of these adjustments have not been determined but are not expected to be significant.

Note 3.  Merger and Restructuring-Related Charges
         ----------------------------------------

     The following table provides detail of the estimated charges by type, post-tax:

                                       Estimated
     Type of Cost                      Costs (in thousands)
     ------------                      --------------------

     Personnel                              $  165
     Technology and operations                 300
     Facilities                                 65
     Transaction cost and other              1,600
                                            ------
          Total                             $2,130

     Personnel-related costs consist primarily of charges related to employee severance, termination of certain employee benefit plans and employee assistance costs for separated employees. Technology and operations costs include accelerated depreciation in excess of normal scheduled depreciation and certain liabilities that will be incurred as a result of the elimination of duplicate systems. Facilities charges consist of lease termination costs and other facilities-related exit costs, as well as accelerated depreciation in excess of normal depreciation, resulting from consolidation of duplicate headquarters and operational facilities.

     These charges have not been reflected in the Unaudited Pro Forma Combining Statement of Income since they are nonrecurring. The unaudited pro forma financial information does not give effect to any cost savings in connection with the pending acquisition.

     The unaudited pro forma financial information presented herein does not reflect the impact of any divestitures that may be required as part of the combination.

Note 4.  Pro Forma Adjustments
         ---------------------

     Pro forma adjustments to accrued expenses and other liabilities and retained earnings reflect the $2.4 million merger and restructuring-related charge and a $270,000 reduction in the deferred tax liability for the anticipated tax benefit of such charge. For additional information on the merger-and restructuring-related charges. (See Note 3).

Note 5.  Stock Repurchase Plan
         ---------------------

     Camden has had a stock repurchase plan seeking to repurchase stock since September 1996. The original plan was to seek to repurchase up to five percent of its outstanding shares. On October 13, 1998, the Camden Board modified the plan to increase to $6 million the maximum amount of outstanding shares to be repurchased during the subsequent twelve month period. During the period since May 1, 1997, a date two years prior to Camden's discussions with KSB, Camden repurchased 274,682 shares. (See Note 7).

Note 6.  Stock Exchange
         --------------

     The pro forma stockholders' equity accounts of Camden have been adjusted to reflect the issuance of shares of Camden common stock in exchange for all of the outstanding shares of KSB common stock, and the retirement of KSB's treasury stock.

     The 1,481,800 shares of Camden common stock expected to be issued pursuant to the acquisition of KSB are based upon 1,304,401 net KSB shares outstanding as of August 31, 1999 and the exchange ratio of 1.136 shares of Camden common stock for each share of KSB common stock.

Note 7.  Stock Reissuance
         ----------------

     In connection with the merger, Camden expects to reissue approximately 125,000 shares of common stock pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended. This share reissuance is required for the proposed transaction to be accounted for as pooling of interests in accordance with GAAP. There can be no assurances that the estimated share reissuance will be more than or less than this estimate. The unaudited Pro Forma Combining Balance Sheets have been adjusted to reflect this transaction.

     All issuances are assumed to occur on June 30, 1999, at Camden's closing price of $20.875 per share and are assumed to be issued from treasury shares with an average book value of $17.90 per share as of June 30, 1999.